q3earningscallpresentati

Remy International Q3 2012 Earnings Conference Call November 8, 2012 1

2 Forward-Looking Information This presentation may contain forecasts, projections, expectations, or opportunities regarding Remy that are "forward-looking statements" as defined in the Private Securities Litigation Act of 1995. Such forward- looking statements involve risks and uncertainties that could cause actual results to differ materially from anticipated results, including, but not limited to, future financial results and liquidity, development of new products and services, the effect of competitive products or pricing, the effect of commodity and raw material prices, the impact of supply chain cost management initiatives, restructuring risks, customs duty claims, litigation uncertainties and warranty claims, conditions in the automotive industry, foreign currency fluctuations, costs related to re-sourcing and outsourcing products, the effect of economic conditions, in addition to other factors identified in Remy International statements. The Company undertakes no obligation to update this information or to publicly update any forward-looking statements. Safe Harbor Statement

Financial Summary 3 Q3 Financials ($millions) Q3 2011 Q3 2012 Net Sales 300$ 277$ Adjusted EBITDA 30$ 36$ Net income 2$ 97$ Q3YTD Financials ($millions) 2011YTD 2012YTD Net Sales 910$ 865$ Adjusted EBITDA 137$ 114$ Net income 63$ 125$

• Strong quarter for new business • Asia OE • LD: GM Small Gas Engine (SGE) starter and SsangYong Motor Company starter wins in Korea; Alternator awards with Dongfeng Peugeot, Shanghai GM Wuling • HD: alternator awards with Perkins and Weichai in China • North America OE • LD: Kia Motors Georgia starter award, • HD: GM’s continued use of 6.0L Gen IV V8 engine • HD: long term agreement with Cummins for starters and alternators • Aftermarket • Five year supply agreement with Bosch Canada • Renault OE service business award • Hybrid • Deere hybrid contract for Hulk combine program • Department of Defense large hybrid generator and traction motor for JLTV program 4 Q3 2012 Business Highlights

• Appointed Ed Neiheisel as Chairman of Remy China • Initiatives driving operational performance Consolidation of Matehuala, Mexico operation into Piedras Negras and San Luis Potosi Closure of Mezokovesd, Hungary plant • Recognized with several quality and service awards 5 Q3 2012 Business Highlights

• Net Sales: $277 million, down 8% compared to Q3 of 2011 • OE Sales: $162 million, down 13% compared to Q3 of 2011 • Aftermarket Sales: $115 million, up 1% compared to Q3 2011 • Hybrid Sales: $6.1 million compared to $4.5 million in Q3 2011 • Adjusted EBITDA: $36 million compared to $30 million in Q3 2011 6 Q3 2012 Financial Highlights

30.2 35.7 40.8 4.5 4.2 6.3 4.3 2.5 1.3 Q3 2011 Adj. EBITDA SG&A Commodities Warranty FX / Other Operations Volume/Mix/Price Q3 2012 Adj. EBITDA 7 Q3 Financial Highlights Q3 2011 to Q3 2012 EBITDA Bridge 10.1% of sales 12.9% of sales

Financial Summary 8 Q3 Financials ($millions) Q3 2011 Q3 2012 Net Sales 300$ 277$ SG&A 37$ 30$ Adjusted EBITDA 30$ 36$ Capital Spending 6$ 5$ Cash Flow from Operations 31$ 35$ Working Capital Turns (WCT) 6.2x 5.8x Net Debt 227$ 203$

 Posted strong margins in the quarter and remain focused on driving profitable growth  On August 14th, Fidelity National Financial, Inc. increased their ownership position of Remy to approximately 51%  On October 30th, the Board declared a $0.10 per share dividend  On November 2nd, our S-1 registration became effective with the SEC and we filed our 10Q. We are looking forward to being listed on NASDAQ by the end of the year.  Strong balance sheet provides opportunities to invest organically and consider attractive acquisitions in our space 9 Concluding Remarks

Questions This presentation can be downloaded on our investor site at remyinc.com 10

Appendix 11

 Adjusted EBITDA is defined by the Company as net income before (i) interest expense, (ii) tax expense, (iii) depreciation and amortization expense (excluding OID and DFC amortization), (iv) stock based compensation expense, (v) net income attributable to noncontrolling interest and restructuring and other charges. Adjusted EBITDA as defined by the Company may differ from non-GAAP measures used by other companies and is not a measurement under GAAP. Management believes that using Adjusted EBITDA as a metric can enhance an overall understanding of the Company’s expected financial performance from ongoing operations, and Adjusted EBITDA is used by management for that purpose. We believe that Adjusted EBITDA is frequently used by analysts, investors and other interested parties in evaluating companies such as ours and that it provides a useful measure of our financial performance since its use eliminates the effects of prior period changes in costs associated with restructuring costs and impairment of assets related to capital investments, interest on our debt and non-cash stock based compensation charges. Adjusted EBITDA 12

 Working Capital Turns: A measurement comparing the depletion of working capital to the generation of sales over a given period. This provides useful information as to how effectively a company is using its working capital to generate sales  Working Capital Turns Definition: (a) Quarterly Net Sales (b) Current Quarter Working Capital = Inventory + Trade Accounts Receivable - Accounts Payable  Calculation: (a) x 4 / (b) Working Capital Turns (WCT) Calculation 13

 Net Debt is calculated as:  Short-term debt  Plus: Current maturities of long-term debt  Plus: Long-term debt, net of current maturities  Less: Cash and cash equivalents Net Debt Calculation 14